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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Value Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      2,625,691         0.13             19,300,834        15.65


     Class B      246,000           0.05             4,634,770         15.50


     Class C      26,400            0.05             497,221           15.49


     Class I      260,012           0.17             1,423,822         15.67





     Evergreen Tax Strategic Equity Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             261,376            10.28


     Class B      0                 0.00             564,677            9.93


     Class C      0                 0.00             246,164             9.95


     Class I      0                 0.00             2,611             10.42